As filed with the Securities and Exchange Commission on October 16, 2002

                                                           Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               Conolog Corporation
                         (Name of issuer in its charter)

          Delaware                        3679                   52-0853566
          --------                        ----                   ----------
(State or other jurisdiction  (Primary Standard Industrial    (I.R.S. Employer
      of organization)           Classification Code No.)    Identification No.)

                                 5 Columbia Road
                              Somerville, NJ 08876
                                 (908) 722-8081
          (Address and telephone number of principal executive offices)

                              Marc Benou, President
                               Conolog Corporation
                                 5 Columbia Road
                              Somerville, NJ 08876
                                 (908) 722-8081
            (Name, address and telephone number of agent for service)

                                   Copies to:
                            Arnold N. Bressler, Esq.
                    Milberg Weiss Bershad Hynes & Lerach LLP
                             One Pennsylvania Plaza
                               New York, NY 10119
                                 (212) 594-5300
                              (212) 868-1229 (Fax)

      Approximate date of proposed sale to the public: As soon as reasonably practicable after the effective date of this Registration Statement.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis, pursuant to Rule 415 under the Securities Act of 1933, as amended, (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

==============================================================================================
                                                  Proposed
       Title of Each                               Maximum        Proposed
        Class of                                  Offering         Maximum         Amount of
     Securities to be           Amount to be     Price per        Aggregate       Registration
        Registered               Registered      Security(1)    Offering Price        Fee
==============================================================================================
Common Stock $.01 par value        300,000         $0.175          $52,500          $4.83
==============================================================================================

----------
(1) Estimated solely for purposes of calculating registration fee pursuant to Rule 457(c) under the Securities Act. The proposed maximum offering price was calculated based upon the average of the high and low price of the Company's Common Stock on the Nasdaq SmallCap Market for October 14, 2002.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
================================================================================

                    SUBJECT TO COMPLETION - October 16, 2002

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the "SEC" or the "Securities and Exchange Commission") is effective. This prospectus is not an offer to sell these securities and it is not soliciting offer to buy these securities in any state where the offer or sale is not permitted.

Prospectus

___________, 2002

                               Conolog Corporation

                         300,000 Shares of Common Stock
--------------------------------------------------------------------------------

o The Selling Stockholders identified in this Prospectus may from time to time sell an aggregate of 300,000 shares of our common stock, par value $.01 per share.

o We are not selling any of our common stock under this Prospectus and will not receive any of the proceeds from the sale of the common stock offered by the Selling Stockholders.

o Please see "Selling Stockholders" and "Plan of Distribution" for information about the selling stockholders and the manner of offering of the common stock.

o     Conolog Corporation
      5 Columbia Road
      Somerville, NJ 08876-3588
      (908) 722-8081

o     Conolog common stock is listed on the Nasdaq SmallCap Market (symbol
      CNLG). On October 14, 2002, the last reported price of our common stock was $0.16 per share.

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Investing our common stock involves certain risks. See "Risk Factors" beginning on page 6.

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Neither the Securities and Exchange Commission nor any state securities commission has determined whether this prospectus is truthful or complete. Nor have they made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.
--------------------------------------------------------------------------------

      NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU MUST NOT RELY ON ANY UNAUTHORIZED INFORMATION OR REPRESENTATIONS. THIS PROSPECTUS IS AN OFFER TO SELL ONLY THE SHARES OFFERED HEREBY, BUT ONLY UNDER CIRCUMSTANCES AND IN JURISDICTIONS WHERE IT IS LAWFUL TO DO SO. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS CURRENT ONLY AS OF ITS DATE.

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
      DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS ....................    2

      CONOLOG CORPORATION ................................................    4

      RISK FACTORS .......................................................    6

      SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION ......................   10

      USE OF PROCEEDS ....................................................   12

      DISCLOSURE OF SEC POSITION ON
      INDEMNIFICATION FOR SECURITIES ACT LIABILITIES .....................   12

      VALIDITY OF COMMON STOCK ...........................................   13

      EXPERTS ............................................................   13

      AVAILABLE INFORMATION ..............................................   13

      INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE ....................   14

                 DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

      This Prospectus contains forward-looking  statements within the meaning of
Section 27A of the Securities Act of 1933, as amended (the "Securities Act") and
Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which reflect our current views with respect to future events which may impact our results of operations and financial condition. In this Prospectus, the words "anticipate," "believe," "expect," "intend," "may," "will," "should," "plan," "estimate," "potential," "future" or "continue," or similar expressions, identify forward-looking statements. These forward-looking statements are only predictions and are subject to risks and uncertainties and other factors, including those set forth in the section entitled "Risk factors" and elsewhere in this Prospectus, which could cause actual future results to differ materially from historical results or those described in the forward-looking statements. The forward-looking statements contained in this Prospectus should be considered in light of these factors. You are cautioned not to place undue reliance on these forward-looking a statements, which speak only as of the date of this Prospectus. Except as required under the federal securities laws and the rules and regulations of the Commission, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this Prospectus, whether as a result of new information, further events or otherwise.

                              CONOLOG CORPORATION

      We are an engineering company with three lines of business: manufacturing, personnel staffing and computer services. Our Personnel Staffing division recruits and places professionals, primarily in engineering fields, for a variety of businesses. Our Computer Services division provides installation, maintenance and troubleshooting services for commercial and corporate computer systems and networks to businesses in the greater New York metropolitan area. Our manufacturing business is engaged in the design, manufacture (directly or through subcontractors) and distribution of small electronic and electromagnetic components and subassemblies for use in telephone, radio and microwave transmission and reception and other communication areas that are used in both military and commercial applications.

                                   Our History

      We were organized in 1968 and engaged primarily in the design and manufacture of electronic components and systems for military applications.

      In July 1971, we merged with DSI Systems, Inc., then engaged in the development and manufacture of terminal viewers for digital retrieval of microfilm. Later that year, we changed our name from DSI Systems, Inc. to Conolog Corporation.

      In 1981, we acquired one of our customers, Iniven Corporation. At that time, we were manufacturing, on behalf of Iniven, a line of transmitters and receivers used for controlling and transceiving the measurement of the flow of gases and liquids, by gas and water utilities.

      Since the 1980's, we have been an active participant in providing electromagnetic wave filters for major military programs, such as, the Patriot Missile, Hawk Missile and Sea Sparrow Missile. In addition to these projects, our components are currently used by the military in tanks, the Apache helicopters and the MK-50 torpedoes.

      During 1987, we made the strategic decision to redirect our focus from military to commercial markets. Since then, we have refocused on manufacturing and marketing our products for the commercial marketplace. This effort has included the introduction of new products, the redesign of existing products and increased advertising and marketing efforts, as permitted by our limited financial resources. The decision to embark on this program entailed a major design effort, including the coordination of outside engineering consultants to develop a complete line of products aimed at our target markets. The primary emphasis was on products for electric utilities, co-generation of power, gas and water companies, traffic control for departments of transport (DOT) and airports utilizing Digital Signal Processing (DSP) technology.

      Testing of our first commercial product group, the Teleprotection Series PTR-1000, was under way in the latter part of 1992 by the Bonneville Power Administration. This detailed test permitted us to "fine tune" the product for power transmission applications. In March 1994, the PTR-1000 was approved for use by Bonneville and thereafter by other utilities and municipalities.

      Following the PTR-1000, in 1993, we introduced our "98 Series" Tone Products for water, gas, telephone and oil companies, waste water, traffic control and airports. In 1994, we unveiled the following products:

o the Power Supply Series -- this allows the various utilities to power-up the equipment from any power source,

o the "40 Series" for transmission of analog variable data (water levels, gas pressures and temperature),

o the Multiplexer Series -- this permits the transmission of up to 900 separate data points, again using a telephone line, microwave link, or satellite, and

o the "68 Series" tone products -- this series is the "98 Series" repackaged mechanically specifically for customers with older systems who want to upgrade to DSP technology without the expense of a complete mechanical installation. The "68 Series" offers the entire line offered by the "98 Series".

      In 1995, we introduced a stand alone "98 Series" transmitter and receiver for field installations and a wide range fiber optic interface for the Iniven products. The fiber optic interface is also available as a stand alone coupling device. We launched our industrial grade 1200 Baud Modem for data transmission/communication, and completed the PTR-1000 Systems options. Throughout 1997 and 1998, we designed, and were in the process of completing and building, the PTR-1500 Quad System, Protection Equipment.

      In September 1998, we acquired the assets of Atlas Design, Inc., a human resource outsourcing company, to further our strategy of mergers and acquisitions, and to assist in providing qualified engineering and technical staff in support of our longer term contracts.

      In February 1999, we completed field testing of our PTR-1500 and introduced the unit to US and Canadian utilities.

      In August 2000, we acquired substantially all of the assets of Independent Computer Maintenance Corporation, a provider of installation, maintenance and troubleshooting services for commercial and corporate computer systems and networks to businesses in the greater New York metropolitan area.

      In October 2001, we completed the design of the PDR 2000, eight-channel all digital protection equipment for worldwide sales to the power transmission companies.

      In January 2001, we acquired substantially all of the assets of Prime Time Staffing, Inc. and Professional Temp Solutions, Inc. The acquisition of these assets have enabled us to provide permanent and temporary employees for graphic design firms and book publishing companies.

      Our principal executive offices are located at 5 Columbia Road, Somerville, New Jersey 08876. Our telephone number is (908) 722-8081.

                                  RISK FACTORS

We have a history of operating losses.

      Our continued existence is dependent upon us successfully expanding our business and attaining profitable operations. Although we reported net income of $82,722 for the quarter ended April 30, 2002, we reported net losses of $2,782,451 and $1,883,663 for the fiscal years ended July 31, 2001 and 2000, respectively.

We only began our placement services business in September 1998, so your basis for evaluating us is limited.

      We only entered the placement services business in September 1998 when we acquired the operating assets of Atlas Design. None of our officers have any prior experience in this business. We cannot assure you that we will be successful in operating this business.

Our placement services business is a substantial burden on our limited cash.

      We pay the personnel we place through our Atlas Design subsidiary on a weekly basis. However, our customers are invoiced when we pay the employees and typically take 30 days or more to pay their bills. We may not have sufficient financing capital to allow us to support the placement services business.

We only began our computer services business in August 2000, so your basis for evaluating us is limited.

      We only entered the computer services business in August 2000 when we acquired the operating assets of Independent Computer Maintenance Corporation, a provider of installation, maintenance and troubleshooting services for commercial and corporate computer systems and networks. None of our officers has any prior experience in this business. We cannot assure you that we will be successful in operating this business.

Our computer services business is a substantial burden on our limited cash.

      As our computer services business expands, it has created a cash flow problem for us. We may not have sufficient financing capital to allow us to support the computer services business.

Our financial condition may be negatively affected by the acts of a terminated employee.

      In late August 2002, we terminated an employee of our Independent Computer Maintenance subsidiary after we discovered that this employee was keeping a second set of financial records. We have retained outside special counsel to conduct a full investigation of this matter. The results of this investigation may require that we take actions which may adversely affect the market price of our common stock.

We have many competitors and we may not be able to compete effectively against them.

      The placement services industry is intensely competitive and highly fragmented, with few barriers to entry by potential competitors at the local level. We compete for both clients and qualified personnel with other firms offering such placement services. The majority of our competitors are significantly larger than we are and have greater marketing and financial resources than we do. Many clients use more than one placement services company and it is common for a client to use several placement services companies at the same time. We also face the risk that our clients may decide to provide similar services internally or use independent contractors.

      The markets for our manufactured products and computer services are also very competitive. We are an insignificant factor in both of these industries. There are several companies which manufacture products of the type we produce. Most of these companies are substantially larger than us and have substantially greater name recognition, financial resources and personnel than we do. The market is also characterized by rapid technological changes and advances. We would be adversely affected if our competitors introduced technology superior products or offered these products at significantly lower prices than our products.

      There are also several companies that provide similar computer services as the computer services that we provide. These companies are larger than we are and have greater name recognition, financial resources and personnel. Competition in all the industries we engage in is expected to continue and intensify.

Our success depends on keeping up with rapid technological changes.

      The market for our manufactured products is characterized by rapid technological changes and advances. Our failure to introduce new products in a timely or cost effective manner or our failure to improve our existing products in a timely or cost effective manner would materially adversely affect our operating results.

We are dependent on a few large customers.

      Our computer services business has fewer than 15 customers. Most of the sales of our manufactured products are to a few major customers. Our Personnel Staffing division has only about 6 major customers. Our dependence on major customers subjects us to significant financial risks in the operation of our business if a major customer were to terminate or materially reduce, for any reason, its business relationship with us.

The economic downturn in the New York City has adversely affected us.

      A majority of our revenues derived from both placement and computer services are generated within the New York City metropolitan area. The economic downturn in this area has had an adverse effect on our results of operations and financial condition. As a result of the downturn, the use of our temporary and contract employees has been curtailed. We do not know when or if our Placement Services business will see an increase in revenue. To this end, our Placement Services business may continue to create a cash flow problem for us. Similarly, during the economic downturns, the use of the computer services that we provide has been curtailed and we have faced increased competitive pricing pressures.

We may not be able to attract the qualified personnel we need to succeed.

      Because of the technical nature of our business, we are dependent upon our ability to attract and retain technologically qualified personnel. Competition for individuals with proven professional or technical skills is intense, and the demand for these individuals is expected to remain very strong for the foreseeable future. Therefore, we may not be successful, especially during increased economic activity, in attracting qualified personnel.

Our minimal staff may have difficulty managing our operations.

      We only employ about 22 people on a full time basis. Approximately 8 of our full time employees are involved in production. Our success is dependent upon the services of our current management, particularly Robert S. Benou, our Chairman and Chief Executive Officer and Marc Benou our President, Chief Operating Officer and Assistant Secretary. Messrs. Robert Benou and Marc Benou are currently serving under employment contracts that renew on a year-to-year basis unless terminated by either party thereto upon at least 90 days notice prior to the expiration of the then current term of such agreement. If the employment of Messrs. Robert Benou or Marc Benou terminates, or if either is unable to perform his duties, we may be materially and adversely affected.

We are dependent on component manufacturers to provide us with the parts we need.

      We are dependent on outside suppliers for all of the subcomponent parts and raw materials we need to manufacture our products. A shortage, delay in delivery, or lack of availability of a part could lead to manufacturing delays, which could reduce sales. We also purchase some custom parts, primarily printed circuit boards. The failure of a supplier of one of these customized components could cause a lengthy delay in production, resulting in a loss of revenues.

We have limited cash and may not be able to receive additional financing.

      As of July 31, 2002, we had approximately $313,029 in cash. We believe that this, together with anticipated cash flows from operation will be sufficient to satisfy our working capital requirements for the foreseeable future. However, we may need to seek additional financing sooner than we anticipate as a result of factors including but not limited to the following:

            o     changes in operating plans
            o     lower than anticipated sales
            o     increased operating costs; and
            o     potential acquisitions

      However, additional financing may not be available on commercially reasonable terms, if at all.

Our stock price may fluctuate, which may make it difficult to resell your shares at attractive prices.

      The market price of our common stock may be highly volatile. Factors that could cause volatility in our stock price include:

            o     fluctuations in our quarterly operating results;
            o     stock market prices and volume fluctuations generally;
            o economic conditions specific to any of the industries that we conduct business in;
            o announcements by us or our competitors relating to new services or technologies, significant acquisitions, strategic relationships, joint ventures or capital commitments; and
            o     applicable regulatory developments.

Our common stock may be delisted from the Nasdaq SmallCap Market -- if this happens, you may find it more difficult to dispose of our stock.

      Our common stock is currently listed on the Nasdaq SmallCap Market. Our common stock has frequently had a closing bid price that was below $1.00. On August 7, 2002, we received correspondence from Nasdaq informing us that our common stock had closed below the minimum $1.00 per share requirement for continued inclusion under MarketPlace Rule 4310(c)(4) (the "Rule"), and, therefore, we have until February 3, 2003 to regain compliance with Nasdaq's bid price rules. If we cannot demonstrate compliance with the Rule by February 3, 2003, Nasdaq will determine whether we meet the initial listing criteria for the Nasdaq SmallCap Market under MarketPlace Rule 4310(c)(2)(a). If we meet the initial listing criteria, we will have 180 days to demonstrate compliance with the Rule. Otherwise, we will receive notification that our securities will be delisted. As a result, you may find it more difficult to dispose of, or to obtain accurate quotations as to the price of, our common stock.

If we are delisted from the Nasdaq SmallCap Market, you may also find it more difficult to trade our common stock due to "penny stock" rules.

      If we are unable to satisfy the requirements for continued quotation on Nasdaq, trading, if any, in our common stock would be conducted in the over-the-counter market in what is commonly referred to as the "pink sheets" or on the NASD OTC Electronic Bulletin Board. If our shares become subject to the regulations on penny stocks, the price and ability to sell our shares would be severely affected because the shares could only be sold in compliance with the penny stock rules.

The issuance and sale of a significant number of shares in the public market may adversely affect prevailing market prices of our common stock.

      We are authorized to issue 20,000,000 shares of our common stock, of which, as of October 15, 2002:

      4,980,516 shares of common stock are outstanding (excluding treasury stock).

      In addition, we are authorized to issue 2,000,000 shares of preferred stock, of which 156,197 are outstanding.

      The market price of our common stock could decline as a result of sales by our existing stockholders of a large number of shares of common stock in the market or the perception that these sales may occur. These sales also might make it more difficult for us to sell equity securities in the future at a time and at a price that we deem appropriate.

                  SELLING STOCKHOLDERS AND PLAN OF DISTRIBUTION

      This prospectus relates to the offer and sale of an aggregate 300,000 shares of common stock by each selling stockholder listed on the following table (the "Selling Stockholders' Table"). The shares are being registered to permit public secondary trades of the shares and the selling stockholders may offer the shares from time to time.

      We have filed with the Securities and Exchange Commission, under the Securities Act, a registration statement on Form S-3, of which this prospectus forms a part, with respect to the resale of the shares from time to time on the Nasdaq SmallCap Market, in privately-negotiated transactions, or otherwise. We intend to prepare and file such amendments and supplements to the registration statement as may be necessary to keep the registration statement effective until the first anniversary of the date of the issuance of the share to the selling stockholders or such earlier time as all shares covered by the registration statement have been sold pursuant thereto. The selling stockholders may sell all some or none of the common stock being offered. None of the selling stockholders is an affiliate of ours.

      We entered into an Agreement with Maria Molinsky pursuant to which we sold her a convertible debenture in the principal amount of $97,500 which was convertible into 150,000 shares of our common stock (the "Conversion Shares") at $0.65 per share. Ms. Molinsky has fully converted the convertible debenture.

      The Agreement provides that Ms. Molinsky must vote the Conversion Shares in the same manner and proportion as Conolog's other stockholders vote their shares (e.g., if a stockholder vote on a proposal is required and, of the votes cast, 60% vote for and 40% vote against the proposal, Ms. Molinsky will vote the Conversion Shares 60% for and 40% against the proposal).

      This prospectus also relates to the offer and sale of 150,000 shares of our common stock which we issued to Lowenstein Sandler PC in partial payment of $157,500 in legal services rendered to us.

      Neither of selling shareholders are affiliates of ours.

      The securities offered hereby may be sold from time to time directly by the selling stockholders. Alternatively, the selling stockholders may from time to time offer such securities through underwriters, brokers, dealers or agents. The distribution of securities by the selling stockholders may be effected in one or more transactions that may take place on the Nasdaq SmallCap Market, including ordinary broker's transactions, privately-negotiated transactions or through sales to one or more broker-dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling stockholders in connection with such sales of securities. The selling stockholders and intermediaries through whom such securities are sold may be deemed "underwriters" within the meaning of the Act with respect to the securities offered, and any profits realized or commissions received may be deemed underwriting compensation.

      At the time a particular offer of securities is made by or on behalf of a selling stockholder, to the extent required, a prospectus will be distributed which will set forth the number of securities being offered and the terms of the offering, including the name or names of any underwriters, dealers or agents, if any, the purchase price paid by any underwriter for securities purchased from the selling stockholder and any discounts, commissions or concessions allowed or paid to dealers, and the proposed selling price to the public.

      The selling stockholders are required to comply with the applicable provisions of the Exchange Act and the rules and regulations thereunder, including without limitation, Regulation M. With some exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security that is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the common stock.

      At no time did we have, nor do we currently have, any agreement or understanding, directly or indirectly, with any selling stockholders to distribute the shares of our common stock. To the best of our knowledge, none of the selling stockholders had or currently has any agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock.

      We have filed with the SEC, under the Securities Act, a registration statement on Form S-3 of which this prospectus forms a part, with respect to the resale of the shares from time to time on the Nasdaq SmallCap Market or in privately-negotiated transactions. We will pay all fees and expenses incurred in connection with preparing and filing this prospectus and the registration statement.

      The shares offered by this prospectus may be offered from time to time by the selling stockholders named below.

      The Selling Stockholders' Table below sets forth certain information as of October 15, 2002 with respect to the number of shares of common stock owned by the selling stockholders named below and as adjusted to give effect to the sale of shares offered. This information has been provided to us by the respective selling stockholder named below.

                           Selling Stockholders' Table

                              Number
                           of Shares                        Number of Shares    % of our Common
                           Beneficially        Number         Beneficially     Stock Beneficially
     Name of Selling       Owned Prior        of Shares       Owned After         Owned as of
       Stockholder       to the Offering    Being Offered     the Offering*      Sept. 27, 2002
-------------------------------------------------------------------------------------------------
Maria Molinsky               150,000          150,000              0                  3.01%
Lowenstein Sandler PC        150,000          150,000              0                  3.01%

* Assumes the sale by the respective Selling stockholder of all of the shares of the shares of Common Stock offered pursuant to the registration statement that this Prospectus forms a part of.

                                 USE OF PROCEEDS

      We will not receive any of the cash proceeds from the selling stockholders' sales of our common stock. We did, however, receive $97,500 from the sale of the debenture to Maria Molinsky, which we are using for general corporate purposes.

                          DISCLOSURE OF SEC POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Article Eighth of our Certificate of Incorporation provides that we shall, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

      Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to provide indemnification to a director, officer, employee or agent of the corporation, including attorneys' fees, judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding, if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful as determined in accordance with the statute, and except that with respect to any action which results in a judgment against the person and in favor of the corporation the corporation may not indemnify unless a court determines that the person is fairly and reasonably entitled to the indemnification. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of Conolog in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered) we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                            VALIDITY OF COMMON STOCK

      The validity of the shares of common stock offered hereby will be passed upon for us by Milberg Weiss Bershad Hynes & Lerach LLP.

                                     EXPERTS

      Our financial statements for the year ended July 31, 2001, incorporated by reference in this prospectus, have been audited and reported upon by Rosenberg Rich Baker Berman & Company, independent accountants. Such financial statements have been incorporated by reference in this prospectus in reliance upon the report of Rosenberg Rich Baker Berman & Company, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing. To the extent that Rosenberg Rich Baker Berman & Company audits and reports on the financial statements of Conolog issued at future dates and consents to the use of their report thereon, such financial statements also will be incorporated by reference in this prospectus in reliance upon their report and said authority.

                              AVAILABLE INFORMATION

      We are subject to the informational requirements of the Exchange Act and, in accordance therewith, file reports, proxy statements and other information with the SEC. The public may read and copy any materials we file with the SEC at the SEC's Public Reference Room at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, such as Conolog, that file electronically with the SEC. The address of the site is http://www.sec.gov

      We have filed with the SEC a Registration Statement on Form S-3 under the Securities Act. This prospectus does not contain all of the information, exhibits and undertakings set forth in the Registration Statement, certain portions of which are omitted as permitted by the Rules and Regulations of the SEC. Copies of the Registration Statement and the exhibits are on file with the SEC and may be obtained, upon payment of the fee prescribed by the SEC, or may be examined, without charge, at the offices of the SEC set forth above. For further information, reference is made to the Registration Statement and its exhibits.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update, modify and supersede this information. We incorporate by reference the following documents we have filed with the SEC (File No. 0-08174) pursuant to Section 13 of the Securities and Exchange Act of 1934, as amended, or Exchange Act:

      o Annual Report on Form 10-KSB for the year ended July 31, 2001 filed with the SEC on October 26, 2001.

      o Quarterly Report on Form 10QSB for the quarter ended October 31, 2002 filed with the SEC on December 7, 2002.

      o Quarterly Report on Form 10QSB for the quarter ended January 31, 2002 filed with the SEC on March 15, 2002.

      o Amendment No. 1 to the Quarterly Report on Form 10QSB for the quarter ended January 31, 2002 filed with the SEC on March 22, 2002.

      o Quarterly Report on Form 10QSB for the quarter ended April 30, 2002 filed with the SEC on June 3, 2002.

      o Proxy Statement on Schedule 14A for our Annual Meeting of Stockholders held on July 9, 2002 filed with the SEC on June 5, 2002.

      o The description of Conolog's common stock contained in its Registration Statement on Form S-1 (No. 333-35489), including any amendments or reports filed for the purpose of updating such description filed with the SEC on November 24, 1997.

      o The description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on August 11, 1995 under 12(g) of the Exchange Act, including any amendment or report filed for the purpose of updating such desciption.

      o All documents filed by Conolog pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the offering hereunder shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing of such documents.

      Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      Conolog will provide, without charge, to each person (including any beneficial owner) to whom this prospectus is delivered, upon written or oral request, a copy of any or all of the foregoing documents (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates). Requests should be directed to Conolog Corporation, 5 Columbia Road, Somerville, New Jersey 08876, telephone (908) 722-8081.

                                     PART II
                     Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

      The estimated expenses in connection with this offering are as follows:

      SEC filing fee ..............................................   $     4.83
      NASD filing fee .............................................   $      -0-
      Printing and engraving* .....................................   $ 2,000.00
      Transfer Agent Fees* ........................................   $      -0-
      Legal fees and expenses* ....................................   $10,000.00
      Accounting fees and expenses* ...............................   $ 5,000.00
      Miscellaneous expenses* .....................................   $ 5,000.00

          Total ...................................................   $22,004.63

----------
* Indicates expenses that have been estimated for the purpose of filing.

Item 15. Indemnification of Officers and Directors

      The Company's Certificate of Incorporation requires us to indemnify its officers, directors and employees to the fullest extent permitted by law, including full or partial indemnification for any judgment, settlement or related expense. In addition, advances of expenses to officers and directors are permitted upon an undertaking by the person to be indemnified to repay all such expenses if he or she is ultimately found not to be entitled to indemnification. The indemnification provision in our Certificate of Incorporation applies to all actions and proceedings including those brought by or in the right of Conolog. Directors and officers remain liable for acts and omissions not in good faith or which involve intentional misconduct and transactions from which such officer or director derives improper personal benefit.

Item 16. Exhibits

Exhibit
Number                             Description
------                             -----------

5.1         Opinion of Milberg Weiss Bershad Hynes & Lerach LLP.

23.1        Consent of Rosenberg Rich Baker Berman & Company.

23.2 Consent of Milberg Weiss Bershad Hynes & Lerach LLP, contained in its Opinion under Exhibit 5.1.

24.3        Power of Attorney (See the Signature Page to this Registration
            Statement).

99.1        Form of Agreement to Purchase a Convertible Debenture of Conolog
            Corporation.

Item 17. Undertakings

      The undersigned Registrant hereby undertakes:

o For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

o That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

o To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Somerville, State of New Jersey, on this 15th day of October, 2002.

                                          CONOLOG CORPORATION

                                          By: /s/ Robert Benou
                                             -----------------------------------
                                             Robert Benou, Chairman and
                                             Chief Executive Officer

      Each person whose signature appears below constitutes and appoints Robert Benou his true and lawful attorney-in-fact, with the power of substitution, for him in any and all capacities, to sign amendments to this Registration Statement on Form S-3, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Date: October 15, 2002                    /s/ Robert S. Benou
                                          --------------------------------------
                                                        Robert S. Benou
                                                           Chairman,
                                              Chief Executive Officer & Director

Date: October 15, 2002                    /s/ Marc R. Benou
                                          --------------------------------------
                                                       Marc R. Benou
                                                         President,
                                               Assistant Secretary & Director

Date: October 15, 2002                    /s/ Arpad J. Havasy
                                          --------------------------------------
                                                      Arpad J. Havasy
                                                  Executive Vice President,
                                              Secretary, Treasurer & Director

Date: October 15, 2002                    /s/ Louis S. Massad
                                          --------------------------------------
                                                 Louis S. Massad, Director

Date: October 15, 2002                    /s/ Edward J. Rielly
                                          --------------------------------------
                                                Edward J. Rielly, Director

                                  Exhibit Index

Exhibit
Number                               Description
------                               -----------

5.1         Opinion of Milberg Weiss Bershad Hynes & Lerach LLP.

23.1        Consent of Rosenberg Rich Baker Berman & Company.

23.2 Consent of Milberg Weiss Bershad Hynes & Lerach LLP, contained in its Opinion under Exhibit 5.1.

99.1        Form of Agreement to Purchase a Convertible Debenture of Conolog
            Corporation.